Exhibit 10.1

SECONDMENT AGREEMENT

THIS SECONDMENT AGREEMENT (this “Agreement”) is entered into and made effective as of May 7, 2025 (the “Effective Date”), by and between PMGC HOLDINGS INC., a Nevada corporation (“PMGC”), and NORTHSTRIVE COMPANIES INC., a California corporation (“Employer”). Employer and PMGC are sometimes referred to herein collectively as the “Parties” and each as a “Party.”

RECITALS

WHEREAS, Employer wishes to second certain of its employees to PMGC from time to time pursuant to the terms and conditions of this Agreement;

WHEREAS, the persons listed from time to time on Exhibit A attached hereto (each, an “Employee” and, collectively, the “Employees”) are currently employed by Employer;

WHEREAS, PMGC requires the services of the individuals with the skills, knowledge, and experience of each Employee;

WHEREAS, Employer has agreed to second each Employee to PMGC for a period of time, as described in Exhibit A (each period of time, a “Secondment Period”); and

WHEREAS, the Parties desire to enter into this Agreement to set forth the terms and conditions under which one or more Employees will provide services to PMGC during their respective Secondment Period, subject to the oversight, supervision, and sole discretion of PMGC or its affiliates.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, each of the Parties agree as follows:

AGREEMENT

1. Secondment. Employer shall second certain of its Employees to PMGC on an exclusive basis for the applicable Secondment Period to provide the services as specified on Exhibit A attached hereto in accordance with the terms of this Agreement. PMGC shall have the sole discretion to modify the scope of services or terminate any Employee’s secondment in whole or in part.

2. Employees’ Continued Employment with Employer. At all times during the Secondment Period, Employee shall continue to be solely an employee of Employer and shall not at any time become an employee of PMGC. Each Employee is subject to the personnel policies and other terms and conditions of employment administered by Employer with respect to its employees generally. Employee shall not be entitled to receive any compensation, benefits, perquisites, or privileges from PMGC, and nothing in this Agreement shall be construed to create or imply any employment relationship between Employee and PMGC. PMGC shall not be deemed to have assumed or incurred any obligations as an employer of Employee, whether express, implied, statutory, or otherwise, including any obligation relating to compensation, benefits, tax withholding, termination, or any other employer-related matter.

3. Employee’s Services and Supervision. Employee shall provide services to PMGC as agreed upon by the Parties for up to the number of hours per week as specified on Exhibit A. Employee shall provide services at PMGC’s principal place of business or such other place as the Parties may agree. PMGC shall accept full and exclusive responsibility for each Employee’s actions performed in service to PMGC during the Secondment Period. Employer shall obtain the prior written consent of PMGC prior to Employer authorizing any time off, holidays, or leave for any Employee during the Secondment Period.

4. Payment of Salary and Other Benefits. During the Secondment Period, Employer shall continue to pay Employee’s salary, incentives, health and retirement benefits, and any other compensation or benefits to which Employee is entitled to as an employee of Employer. Employer shall pay all necessary employment taxes as required by law regarding Employee, report Employee’s income to the appropriate tax authorities, and withhold all taxes from such income, as required by law.

5. Reimbursement of Employee Costs. In consideration for Employer making the Employees available to provide services during the Secondment Period, PMGC shall, on a monthly basis, pay to Employer an amount equal to the reimbursement rate per hour multiplied by the number of hours as specified on Exhibit A. Except as otherwise expressly provided herein, each Party shall bear its own costs and expenses in connection with this Agreement. Notwithstanding anything to the contrary of this Agreement, PMGC shall reimburse Employer for any extraordinary costs or expenses not contemplated by this Agreement, including reasonable travel expenses, provided that: (i) PMGC provided its prior written consent prior to Employer incurring the costs and expenses; and (ii) the costs and expenses are documented to the reasonable satisfaction of PMGC.

6. Confidentiality.

(a) For purposes of this Agreement, “Confidential Information” means any information of a Party that is provided to or obtained by Employee, the other Party, or any of its agents or representatives, in the performance of this Agreement including, without limitation, methods of operation, customers, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets, or other specialized information or proprietary matters.

(b) During the term of this Agreement and for a period of five (5) years thereafter (and, with respect to Confidential Information that constitutes trade secrets, for so long as such Confidential Information is protected as a trade secret under applicable law), the Parties shall and shall each cause its representatives and employees, including Employee, to keep confidential and refrain from using or disclosing (other than as required to perform the services) all of the Confidential Information provided by or otherwise obtained in connection with this Agreement.

7. Termination of Secondment.

(a) PMGC may terminate the services provided to it by any Employee at any time by providing at least fifteen (15) days’ prior written notice of termination to Employer; provided, however, PMGC may terminate any Employee’s secondment at any time, without advance notice, in the event of misconduct, violation of PMGC’s policies, or any conduct that PMGC reasonably determines may be detrimental to the business or reputation of PMGC.

(b) Any Employee’s services to PMGC shall automatically terminate upon the termination of Employee’s employment with Employer for any reason. If such employment with Employer is terminated, Employer shall provide written notice to PMGC of the termination promptly and, in any event, no later than the close of business on the same day the termination becomes effective.

(c) Employer may terminate this Agreement at any time by providing at least ninety (90) days’ prior written notice to PMGC, and PMGC may terminate this Agreement at any time by providing at least thirty (30) days’ prior written notice to Employer.

(d) This Agreement may be terminated by either Party upon ten (10) days’ written notice if the other Party breaches or is in default of any provision of this Agreement and does not cure such breach or default within such ten (10) day period, with such notice to be made and delivered to the addresses as provided by the applicable Parties.

(e) Upon the termination of this Agreement, all Employees shall cease performing services to PMGC. Further, upon the termination of any Secondment Period, the applicable Employee will be required to cease performing services for PMGC and such Employees will cease to be seconded employees. Upon termination of this Agreement, the rights and obligation of the Parties will immediately cease and terminate, and no Party will have any further obligation to the other Party with respect to this Agreement, except for the rights and obligations pursuant to Sections 6 and 7, which will survive such termination or expiration in accordance with their terms. For purposes of clarification, the obligation of PMGC to pay Employer as set forth in this Agreement for any services performed prior to the effective date of termination shall survive.

8. Indemnification.

(a) PMGC shall indemnify and hold Employer, its affiliates, and each of its officers, directors, agents, and representatives (the “Employer Indemnified Parties”) harmless from and against any loss, damage, claim, liability, cost, or expense of any kind (including, without limitation, reasonable attorneys’ fees and costs) that in any way relate to or result from Employee’s services provided to PMGC, including the termination of Employee’s services to PMGC. Notwithstanding the foregoing, nothing in this Section 8(a) shall require PMGC to indemnify the Employer Indemnified Parties against the Employer Indemnified Parties’ gross negligence, intentional or willful misconduct, or fraud.

(b) Employer shall indemnify and hold PMGC, its affiliates, and each of its officers, directors, agents, and representatives (the “PMGC Indemnified Parties”) harmless from and against any loss, damage, claim, liability, cost, or expense of any kind (including, without limitation, reasonable attorneys’ fees and costs) that in any way relate to or result from any employment related claims brought by or on behalf of any Employee or Employer’s breach of this Agreement. Notwithstanding the foregoing, nothing in this Section 8(b) shall require Employer to indemnify the PMGC Indemnified Parties against the PMGC Indemnified Parties’ gross negligence, intentional or willful misconduct, or fraud.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that State. All actions or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively by state or federal court located in Orange County, California. Consistent with the preceding sentence, the Parties hereby (a) submit to the exclusive jurisdiction of such courts for the purpose of any action arising out of or relating to this Agreement brought by either Party, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Process in any such suit, action, or proceeding may be served on either Party anywhere in the world, whether within or without the jurisdiction of any such court. EACH PARTY FURTHER WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10. Limitation of Liability. SUBJECT TO SECTION 8 BUT NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY IN RESPECT OF (A) A CLAIM ARISING OUT OF ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, ANY INDIRECT DAMAGES (INCLUDING BUSINESS INTERRUPTION, LOSS OF FUTURE REVENUE, INCOME OR PROFITS, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY OR LOSS OF CUSTOMERS, GOODWILL, USE, OR INCOME), REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, BREACH OF WARRANTY, TORT, NEGLIGENCE, OR ANY OTHER THEORY, AND REGARDLESS OF WHETHER THE OTHER PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES HAVE BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF, ANTICIPATED, OR FORESEEN THE POSSIBILITY OF SUCH DAMAGES OR (B) CLAIMS IN THE AGGREGATE IN EXCESS OF TWENTY THOUSAND DOLLARS ($20,000).

11. Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, assigned, or delegated by either Party, in whole or in part, without the prior written consent of the other Party, and any attempt to make any such transfer, assignment, or delegation without such consent shall be null and void; provided that PMGC may assign or transfer this Agreement, without the consent of Employer, to any affiliate or in connection with any merger, consolidation, reorganization, sale of all or substantially all of its assets, or other corporate transaction. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties (and their respective successors and permitted assigns) and shall not be for the benefit of any other third party.

12. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the Parties with respect to the specific subject matter of this Agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the specific subject matter hereof. This Agreement may not be amended except by a written instrument duly executed by both Parties; provided, however, that the Parties may agree to amend Exhibit A from time to time by delivering the revision by email which is acknowledged by the other Party. Upon such acknowledgement, such revised Exhibit A shall be deemed to have replaced the then-current version.

13. Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party’s physical address to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or when sent by email transmission, to the addresses or e-mails as provided by the other Parties or to such other persons as may be designated in writing in accordance with this Section 14 by the Party to receive such notice.

14.  Severability; Waiver. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect, and such term shall be amended so that it is valid, legal, and enforceable to the maximum extent permitted by applicable law. No failure or delay by either Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof.

15. Status of Employees. Each Employee shall at all times remain an employee of Employer, and nothing in this Agreement shall be construed to create any employment, agency, or other relationship between any Employee and PMGC. The services provided by any Employee under this Agreement shall be rendered solely in the Employee’s capacity as an employee of Employer, pursuant to the secondment arrangement set forth in this Agreement. Employer shall ensure that all Employees performing services pursuant to this Agreement are made aware of, and comply with, all applicable obligations pursuant to this Agreement.

16. Further Assurances. The Parties agree to execute such additional instruments, agreements, and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

17. Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed to be one and the same instrument. Delivery and execution of an executed counterpart of a signature page to this Agreement by facsimile, .pdf file, or other means of electronic execution or transmission shall be effective as delivery of a manually executed counterpart to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the Parties as of the Effective Date.

PMGC

PMGC HOLDINGS INC.,
a Nevada corporation

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer

EMPLOYER

NORTHSTRIVE COMPANIES INC.,
a California corporation

By:	/s/ Braeden Lichti
Name:	Braeden Lichti
Title:	Chief Executive Officer

Signature Page to Secondment Agreement

EXHIBIT A

LIST OF EMPLOYEES, TERM OF SECONDMENT, HOURS, REIMBURSEMENT, AND SUMMARY OF SERVICES

Name of Employee	Commencement of Secondment	Termination of Secondment	Hours per Week	Reimbursement Rate	Summary of Services to be Provided

For the purpose of clarification, all reimbursement rates are inclusive of all incurred taxes, operation expenses, and employee benefits of Northstrive Companies Inc. unless otherwise expressly stated in the Secondment Agreement of which this Exhibit A is attached. Any changes to assigned hours, scope of services, or any other secondment terms must be pre-approved in writing by PMGC Holdings Inc.

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